EXHIBIT 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.001 par value, of Freedom Leaf Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.
Dated:	October 9, 2018

MERIDA CAPITAL PARTNERS II LP
By: MERIDA MANAGER II LLC, its general partner

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA MANAGER II LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA ADVISOR, LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

/s/ Mitchell Baruchowitz______________
MITCHELL BARUCHOWITZ